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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-67977 of IDG Books Worldwide, Inc. on Form S-8 of our report dated November 23, 1998, on Cliffs Notes, Inc., appearing in this Current Report on Form 8-K/A of IDG Books Worldwide, Inc.

/s/ DELOITTE & TOUCHE, LLP
San Jose, California
March 1, 1999